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As filed with the Securities and Exchange Commission on January 25, 2006.

Registration No.: 333-130059

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRUMA, S.A. DE C.V.
(Exact name of Registrant as specified in its charter)

GRUMA, INC.
(Translation of Registrant's name into English)

United Mexican States (State or other jurisdiction of incorporation or organization)	2099 (Primary Standard Industrial Classification Code Number)	None (IRS Employer Identification No.)
Calzada de Valle, Ote, 407 Colonia del Valle San Pedro Garza García, Nuevo León 66220 Mexico 011-52-818-335-9900 (Address and telephone number of registrant's principal executive offices)

CT Corporation System
111 Eighth Avenue, 13th Floor
New York, NY 10011
(212) 590-9200

(Name, address and telephone number of agent for service)

Copies to:
Michael L. Fitzgerald, Esq. Milbank, Tweed, Hadley & McCloy LLP One Chase Manhattan Plaza New York, NY 10005 (212) 530-5000	Alejandro E. Camacho, Esq. Clifford Chance US LLP 31 West 52nd Street New York, NY 10019 (212) 878-8000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay the effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        The sole purpose of this amendment is to file Exhibits 1.1 and 5.1 to the registration statement as indicated in the Exhibit Index of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 8, 9 (except as with repect to the Exhibits) and 10 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Part II, the signature page to the registration statement, the Exhibit Index of the registration statement and Exhibit 1.1 and 5.1.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Neither the laws of Mexico nor the registrant's by-laws or other constitutive documents provide for indemnification of any controlling person or directors or officers. While the registrant does maintain liability insurance relating to its officers and directors, it has not entered into indemnity agreements with such persons which would insure or indemnify them in any manner against liability which they may incur in their capacities.

ITEM 9. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  Exhibits:

ITEM	DESCRIPTION

1.1	Form of Underwriting Agreement
5.1	Form of opinion of Kuri Breña, Sánchez Ugarte, Corcuera y Aznar, S.C.
23.1	Consent of Kuri Breña, Sánchez Ugarte, Corcuera y Aznar, S.C. (to be included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers, S.C. (previously filed)
24.1	Power of Attorney (included on signature page)

ITEM 10. UNDERTAKINGS

(a)
The undersigned registrants hereby undertake that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c)
The undersigned registrants hereby undertake that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 42(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Gruma, S.A. de C.V., certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Mexico City, Mexico on January 25, 2006.

GRUMA, S.A. DE C.V.
By:	/s/ RAÚL CAVAZOS MORALES
	Name:	Raúl Cavazos Morales
	Title:	Senior Vice-President of Finance
By:	/s/ CARLOS MARCOS IGA
	Name:	Carlos Marcos Iga
	Title:	International and Financial Legal Vice-President

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on January 25, 2006.

Name	Title

/s/ JAIRO SENISE	Chief Executive Officer (Principal Executive
Jairo Senise	Officer)
*	Chief Financial Officer (Principal Financial
Raúl Alonso Peláez Cano	Officer)
*	Chief Corporate Officer (Principal Accounting
Juan Antonio Quiroga García	Officer)
*	Chairman of the Board
Roberto González Barrera
Director
Juan Antonio González Moreno
*	Director
Roberto González Moreno
Director
Carlos Hank Rhon
*	Director
Luis Peña Kegel
*	Director
Allen Andreas
*	Director
Juan Diez-Canedo Ruiz

*	Director
Roberto Hernández Ramírez
Director
Juan Manuel Ley López
*	Director
Eduardo Livas Cantú
Director
Paul B. Mulhollem
Director
Bernardo Quintana Isaac
*	Director
Alfonso Romo Garza
*	Director
Adrián Sada González
*	Director
Javier Vélez Bautista
*By:	/s/ RAÚL CAVAZOS MORALES Raúl Cavazos Morales Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)
/s/ CARLOS MARCOS IGA Carlos Marcos Iga Attorney-in-fact (pursuant to the power of attorney previously filed with the SEC)

SIGNATURE OF AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Gruma, S.A. de C.V., has signed this Registration Statement on Form F-3 in the City of New York, State of New York on January 25, 2006.

Signature	Title

/s/ GREG LAVELLE Greg Lavelle Puglisi and Associates	Authorized Representative in the United States

EXHIBIT INDEX

ITEM	DESCRIPTION
1.1	Form of Underwriting Agreement
5.1	Form of opinion of Kuri Breña, Sánchez Ugarte, Corcuera y Aznar, S.C.
23.1	Consent of Kuri Breña, Sánchez Ugarte, Corcuera y Aznar, S.C. (to be included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers, S.C. (previously filed)
24.1	Power of Attorney (included on signature page)

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 9. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
  ITEM 10. UNDERTAKINGS
SIGNATURES
SIGNATURES
SIGNATURE OF AUTHORIZED REPRESENTATIVE
EXHIBIT INDEX